Exhibit 10.8

CONSULTING AGREEMENT BETWEEN

ORIGENESIS, LLC  & FARM TEAM MENTORS, LLC (“CONSULTANTS”)

AND CYTOGENIX, INC.

This Agreement, made in Houston, Harris County, Texas, and entered into this 18th day of October 2001, by and between Farm Team Mentors, LLC  (hereinafter “FTM”), a Texas limited liability company, and Origenesis, LLC (“hereinafter “ORIGENESIS”), a Texas limited liability company, jointly “CONSULTANTS”, and Cytogenix, Inc. (hereinafter “CYGX”), a Texas publicly-traded corporation, collectively the “Parties” or individually “Party”, is made for the purposes of providing consultation services to CYGX in the additional capitalization of CYGX’S business.

WHEREAS, CYGX is currently seeking additional capitalization in an Offering Amount through a Private Placement of common shares at discount to market; and

WHEREAS, CONSULTANTS desire to jointly assist and consult to CYGX in seeking the additional capital; and

WHEREAS, CYGX desires consulting services from CONSULTANTS to assist CYGX in the raising of additional capital; and

WHEREAS, CYGX acknowledges and understands that ORIGENESIS and FTM are not, either individually or jointly, a legal firm, accountancy, investment bank or dealer in securities and that ORIGENESIS and FTM do not, either individually or jointly, provide legal, corporate securities, or investment advice of any kind; and

WHEREAS, the Parties intend to be legally bound and mutually agree to enter into a business relationship;

THE PARTIES HEREBY NOW AGREE, WITH CONSIDERATION, TO THE FOLLOWING, WHICH ACCURATELY REFLECTS THEIR ENTIRE UNDERSTANDING:

1.               Definitions.  For the purposes of this entire Agreement, the following term(s) will have these definitions:

a.               “Consultant(s)” shall mean a general business consultant contracted as an independent contractor and shall not in any manner be construed to mean an agent, an employee or representative of CYGX except to the extent of his duties and obligations as an Advisor of CYGX.  Additionally nothing in this Agreement shall in any way define Consultant as a broker or dealer under the Securities Exchange Act of 1934, as amended or other state or federal securities laws.

b.              “Offering Amount” shall initially mean the amount of three million dollars ($3,000,000.00), subject to change at the discretion of CYGX and with written notification to CONSULTANTS.

c.               “Source(s)” shall mean any person, persons, business entity or business entities which may or may not have interest in CYGX as a potential partner, alliance, acquisition or investment opportunity.

2.               Consulting / Advisory Services.  CONSULTANTS agree to advise/consult and provide services to CYGX on the following business matters:

a.               Certain limited corporate finance matters,

b.              Review its business plan,

c.               Review its business model;

d.              Review its technology and strategy;

e.               Participate in telephone conferences or conversations with legal counsel, clients and accountants;

f.                 Give input to limited company matters, including business, marketing and technology strategies;

g.              Assist in identify prospective customers;

h.              Assist in identify potential staff and partners; and

i.                  Introduce CYGX to prospective capital Sources and/or operating partners for the purpose of having them finance CYGX up to the Offering Amount through the purchase of discounted shares.

CONSULTANTS will not represent CYGX as an agent, will not enter into commitments on behalf of CYGX, will not act so as to make a third party believe CONSULTANTS are an agent of CYGX and CONSULTANTS will not hold funds or securities on behalf of CYGX.

CONSULTANTS will not be required to travel in connection with these services, unless compensated in advance.  CYGX further agrees to be entirely responsible for any and all further expenses related to this Agreement including, but limited to, legal fees, teleconference or communication fees, brokerage fees, postal and delivery fees, and any other expenses reasonably expected in the ordinary course of a financing through a Private Placement offering.

CONSULTANTS do not and cannot guarantee, either expressly or impliedly, that CYGX will benefit or be financed as a result of the efforts of CONSULTANTS’ services.

3.               Contingent Consulting/Advisory Compensation.  Because CONSULTANTS estimate the success of CYGX receiving financing to be highly probable, CONSULTANTS are, therefore, willing to risk compensation for its consulting services on a contingency compensation basis as follows:

Within the term of this Agreement and/or for twelve months (12 months) after this Agreement terminates, should CYGX receive financing, merge with, divest, or be acquired from an identified Source that CONSULTANTS have identified, introduced, and worked on in connection with and for the benefit of CYGX and has documented to CYGX, in writing, this relationship and consulting work, CYGX agrees to compensate CONSULTANTS the following:

a.               A Finder’s Fee of any financial commitments from Sources related to the financing of the Offering Amount according to the following scale:

Amount Financed	Finder’s Fee
0 — $1,00,000.00	10.0%
$1.0 — $2.0 million	7.50%
$2.0 — $3.0 million	5.00%

The Finder’s Fee shall be in the form of cash; however, at the mutual, expressed consent of the Parties, the Finder’s Fee may be bifurcated to include both cash payment combined with equity in CYGX common shares equivalent to the balance beyond cash of the Finder’s Fee at a 25% discount to market.  Any equity payments under this provision shall be subject to Rule 144 or other applicable provisions that may be required by law or SEC regulation.

b.              One seat on the Board of Directors to be filled by Nhan H.T. Nguyen, M.D. with appropriate Directors & Officers Insurance provided by CYGX.

c.               One position as an Investor’s/Public Relations Personnel to be filled by Richard Holdren.

d.              Accrued Monthly Fee of six thousand dollars ($6,000.00), combined, to CONSULTANTS for positions provided under 3(b) & (c).  The Monthly Fee shall be bifurcated into three thousand dollars cash ($3,000.00) and an equivalent amount of CYGX common shares determined by a 25% discount of the average closing price for the previous monthly period.    All common shares under this provision shall be subject to Rule 144.

e.               Accrued Monthly Consulting Fees detailed in Section (3-d) above shall be payable only if and when CONSULTANTS have successfully raised no less than Three hundred thousand Dollars (($300,000).

Should CONSULTANTS successfully advise CYGX to be financed up to the Offering Amount, CYGX shall grant CONSULTANTS first right of refusal for additional consulting services in subsequent tranche(s) of financing under terms to be determined, should said tranche(s) be required by CYGX.

4.               Payment Of Consulting Fees.  Except for compensation in the form of executive, management or board/advisory positions in Provision 3, which will begin to accrue immediately on the Effective Date of this Agreement, consulting compensation in the form of equity and/or fees in Provision 3 due to CONSULTANTS shall be paid in bank or cashier’s check in US dollars and/or take

                        the form of CYGX stock or membership certificates issued to CONSULTANTS at the closing of any funding of CYGX.   In the event that a portion of the financing is completed in delayed increments, the compensation shall be paid pro-rata as each increment is advanced.

CONSULTANTS reserve the right to assign or transfer any forms of equities received as a result of compensation to any third party at CONSULTANTS’ discretion and expressed notification to CYGX subject to Securities and Exchange Commission Rule  144.

Any compensation due to CONSULTANTS under this Agreement shall be paid within fourteen (14) calendar days when due.  Any cash payments not paid with fourteen (14) calendar days shall be subject to a monthly interest charge of one percent (1.0%) until paid in full.

5.               Agreement Termination (120-Day Exclusive Agreement with Automatic Renewal Option).  The initial term of this agreement shall be one hundred  twenty days (120 days) with an automatic renewal option on the written consent of the Parties.  Any Party may terminate this Agreement at any time only with written and verifiable notification to the non-terminating Party of at least thirty days (30 days) prior to the effective date of termination.  Any termination under this Agreement shall not affect the obligations of any compensation due the Parties under Compensation terms in Provision 3 and 4 of this Agreement and shall not affect the compensation CYGX may have to pay CONSULTANTS, should a funding transaction herein stated be consummated in accordance with this Agreement.

6.               Accurate & Confidential Information (CYGX’S List of Previous Contacts for Financing).  CYGX hereby represents and warrants that all information provided to CONSULTANTS in Appendix A pertaining to CYGX shall be true and correct to the best of CYGX’S knowledge.

It is expected in the performance of this Agreement that the Parties shall share and have access to certain information, regarding any or all the Parties, not available to the public domain.  Such information may include, but not be limited to, any information related to technology, technical data, or know-how, including, software, designs, software architecture, source code, educational materials, research, product plans, products, services, customers, partners, markets, inventions or patents, processes, designs, drawings, engineering, and marketing or finances.  Such information shall be deemed and labeled with a mark designating “CONFIDENTIAL” and shall not be disclosed by any of the Parties, except internal staff or agents related to the performance of this Agreement, without the written consent of the Parties.  Confidential Information does not include information, technical data or know-how which (i) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any improper inaction or action of any of the Parties, (ii) is subsequently disclosed to any of the Parties by a fourth-party not related to this Agreement and having the legal right to make such disclosure or (iii) is approved by the Party-owner of the information, in writing, for release.

In connection with the services CONSULTANTS shall provide under this Agreement, CYGX shall provide to CONSULTANTS within five (5) business days of the Effective Date of this Agreement a completed list of previous contacts for financing on Appendix “A” (attached to this Agreement).  Contacts shall include, to the extent known, complete names and contact person and information of all person(s), companies, groups, brokers, associations, foundations, or any other entities with whom CYGX has had previous communication or relations related to the financing of the proposed Offering Amount prior to the Effective Date of this Agreement.  Any provision(s) described in a signed Appendix “A” shall be construed as an amendment to this Agreement.

7.               Applicable Law.  The Parties understand that this Agreement is governed by and construed under the laws of the State of Texas.  Any action brought by either Party against the other Party to enforce or interpret this Agreement shall be brought in an appropriate court of such State.  In the event of any such action, the prevailing Party shall recover all court costs and reasonable attorney’s fees from the losing Party.

8.               Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, between the Parties hereto with respect to the subject matter.

9.               Headings And Capitalized Terms.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of its provisions.

10.         Successors And Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns.   Neither Party may assign their rights nor delegate their obligations under this agreement without the expressed written consent of the non-assigning Party.

11.         Modification And Waiver.  None of the terms or conditions of this Agreement may be waived except in writing by the Party that is entitled to the benefits thereof.  No supplementation, modification or amendment of this Agreement shall be binding unless executed in writing by both Parties.   No waiver of any of the provisions of

                        this Agreement shall be deemed nor shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.

12.         Acknowledged E-Mail Defined.  When one Party sends an e-mail and requests that the other Party acknowledge receipt, they agree to respond by e-mail with the phrase “I acknowledge receipt of the message below” and send the acknowledgement by selecting “Reply” on the computer.  An acknowledged receipt is especially required when CONSULTANTS introduce CYGX to capital sources or when either Party notifies the other that they wish to terminate the Agreement.

13.         Invalid Provisions & Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions nor of the same provision as applied to any other fact or circumstance.  Furthermore, such illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

14.         Non-circumvention.  CYGX agrees that while this Agreement is in effect and for a one-year (1 year) period after this Agreement terminates, neither CYGX or its employees, agents, consultants, accountants, attorneys, officers, corporations, divisions, subsidiaries, or partnerships will make any contact with, deal with or enter into any transaction with any capital source that CONSULTANTS have first worked on and introduced to CYGX for the purpose of contemplating a transaction involving financing, without the written consent of CONSULTANTS.   Within this period, if a subsequent financing or other financial transaction is entered into between CYGX and the same Source or any other introduced party or entity that completed the Offering Amount, any part thereof described herein, or any other future corporate financings that will be completed or benefited from such introductions to Sources by CONSULTANTS, then CYGX agrees to compensate CONSULTANTS by mutual agreement of the Parties, not to exceed terms outlined in Provisions 3 and 4 of this Agreement of such total financing, Offering Amount or value of such transaction.

15.         Notices.  Payments, notices, or other communications required by this Agreement shall be sufficiently made or given if mailed by certified First Class United States mail, postage pre-paid, or by commercial carrier (e.g., Federal Express, Airborne, etc.) when such carrier maintains receipt or record of delivery, addressed to the address stated below, or to the last address specified in writing by the intended recipient.

If to CYGX:	CytoGenix, Inc.
9881 Wilcrest Drive
ouston, Texas 77099

If to FTM:	Farm Team Mentors, LLC
1107 Briar Bayou Dr., Suite A
Houston, Texas 77077

If to ORIGENESIS or CONSULTANTS:

Origenesis, LLC
11418 Oak Spring Drive
Houston, Texas 77043

The Parties agree to notify the other Party of any change in address for notification and the purpose of this Provision within fifteen days (fifteen days) prior to the effective date for the change in address.

IN WITNESS WHEREOF, the Parties have signed and executed this Agreement and have caused this Agreement to become effective as of the Effective Date last executed below.

/s/ Richard Holdren		/s/ Dell Gibson
Richard Holdren	Date: 10-27-01	Dell Gibson, Executive Vice President	Date: 10-27-01
Partner		CytoGenix, Inc.
Farm Team Mentors, LLC

/s/ Nhan H.T. Nguyen, M.D.
Nhan H.T. Nguyen, M.D.	Date: 10-27-01
President / Founder
ORIGENESIS, LLC

APPENDIX “A”

CYTOGENIX, INC. PREVIOUS CONTACT LIST

Appendix “A” shall list complete names and contact person and information of all person(s), companies, groups, brokers, associations, foundations, or any other entities with whom CYGX has had previous communication or relations related to the equity financing of the proposed Offering Amount prior to the Effective Date of the Agreement.  It does not include or concern entities that are candidates for strategic alliances that may include equity consideration along with license provisions.

Consultants shall not contact any entities listed below for a period of four (4) weeks from the execution date of this Appendix.  Thereafter, should any financing be received from any entity listed below due to the efforts of Consultants, then Consultants shall receive a Finder’s Fee of fifty percent (50%) of the Finder’s Fee scale listed in Provision 3(a) of the Agreement.

Information Format:

Name (company and person)

Address

Telephone

Nature of Communication/Contact

Appendix B

CytoGenix, Inc. Candidates for Strategic Alliance

Please deliver to:
Nhan H.T. Nguyen, M.D.	Authorizing Signature
Date
Origenesis, LLC
11418 Oak Spring Drive	Name:
Houston, Texas 77043	Position:

CytoGenix, Inc.